UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 18, 2018

Redfin Corporation
(Exact name of registrant as specific in its charter)

Delaware	001-38160	74-3064240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 Stewart Street, Suite 600 Seattle, WA	98101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (206) 576-8333

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

ITEM 7.01. Regulation FD Disclosure.
On July 18, 2018, Redfin Corporation (the “Company”) issued a press release announcing the pricing of its public offerings of common stock and convertible senior notes. A copy of the press release is furnished as Exhibit 99.1 to this report.
ITEM 8.01. Other Events.
Underwritten Public Offering of Common Stock
On July 18, 2018, the Company entered into an underwriting agreement (the “Equity Underwriting Agreement”) with Goldman Sachs & Co. LLC, as representative of the underwriters named therein (the “Equity Underwriters”), to issue and sell 4,205,510 shares of its common stock (the “Firm Shares”) in a public offering (the “Equity Offering”) registered under the Securities Act of 1933 (the “Securities Act”). Pursuant to the Equity Underwriting Agreement, the Company also granted the Equity Underwriters an option to purchase, through August 17, 2018, up to an additional 630,826 shares (the “Option Shares,” and together with the Firm Shares, the “Shares”). The Equity Underwriters have agreed to purchase the Shares from the Company at a price of $23.50 per share. The Equity Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act. The Equity Underwriting Agreement is filed as Exhibit 1.1 to this report.
Underwritten Public Offering of 1.75% Convertible Senior Notes due 2023
On July 18, 2018, the Company entered into an underwriting agreement (the “Notes Underwriting Agreement,” and together with the Equity Underwriting Agreement, the “Underwriting Agreements”) with Goldman Sachs & Co. LLC, as representative of the underwriters named therein (the “Notes Underwriters”), to issue and sell $125 million aggregate principal amount of its 1.75% convertible senior notes due 2023 (the “Firm Notes”) in a public offering (the “Notes Offering,” and together with the Equity Offering, the “Offerings”) registered under the Securities Act. In addition, the Company granted the Notes Underwriters an option to purchase, through August 17, 2018, up to an additional $18.75 million aggregate principal amount of notes (the “Option Notes,” and together with the Firm Notes, the “Notes”), solely to cover over-allotments. The Notes Underwriters have agreed to purchase the Notes from the Company at a 3% discount of the principal amount of the Notes. The Notes Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act. The Notes Underwriting Agreement is filed as Exhibit 1.2 to this report.
The consummation of each Offering pursuant to the applicable Underwriting Agreement is not conditioned upon the consummation of the other Offering.

ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of July 18, 2018, by and between Redfin Corporation and Goldman Sachs & Co. LLC
1.2	Underwriting Agreement, dated as of July 18, 2018, by and between Redfin Corporation and Goldman Sachs & Co. LLC
99.1	Press release dated July 18, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: July 18, 2018	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer